UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

Invesco Mortgage Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Series A Cumulative Redeemable Preferred Stock	IVRpA	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVRpB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2021, Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), IAS Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Manager”), entered into an Underwriting Agreement with BofA Securities, Inc. and JMP Securities LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 24,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,600,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Securities”). On February 2, 2021, the Underwriters exercised in full their option to purchase the additional 3,600,000 shares of Common Stock.

The Securities were registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-229917) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Securities are described in the Company’s prospectus supplement, dated February 1, 2021 and filed with the Commission on February 3, 2021 pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Securities and supplements the Company’s prospectus, as filed with the Commission on February 27, 2019, contained in the Registration Statement.

The Company, the Operating Partnership and the Manager made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership, the Manager and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The representations, warranties and covenants set forth in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Underwriting Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01.	Other Events.

On February 4, 2021, the Company completed its public offering of 27,600,000 shares of its Common Stock, including 3,600,000 shares pursuant to the Underwriters’ option to purchase additional shares, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Report (the “Offering”). The Company intends to use the net proceeds from the Offering to purchase assets within its target asset classes, subject to its investment guidelines, and to the extent consistent with maintaining its qualification as a real estate investment trust, and for other general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Report pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 1, 2021, by and among the Company, the Operating Partnership, the Manager and the Underwriters.

5.1	Legal Opinion of Alston & Bird LLP.

8.1	Tax Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ Rebecca S. Smith
Name:	Rebecca S. Smith
Title:	Vice President and Secretary

Dated: February 4, 2021